Exhibit 32.1

The following certification shall not be deemed “filed” for purposes of section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Advanced Analogic Technologies Incorporated, a Delaware corporation, for the second quarter ended June 30, 2007, as filed with the Securities and Exchange Commission, each of the undersigned officers of Advanced Analogic Technologies Incorporated certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his respective knowledge:

(1) the accompanying report on Form 10-Q of the Company for the second quarter ended June 30, 2007, as filed with the Securities and Exchange Commission (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Advanced Analogic Technologies Incorporated for the periods presented therein.

Date: July 31, 2007

/s/ Richard K. Williams
Richard K. Williams
Chief Executive Officer

Date: July 31, 2007

/s/ Brian R. McDonald
Brian R. McDonald
Chief Financial Officer

A signed original of the above certification has been provided to Advanced Analogic Technologies Incorporated and will be retained by Advanced Analogic Technologies Incorporated and furnished to the Securities and Exchange Commission or its staff upon request.